Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Adamant DRI Processing and Minerals Group, a Nevada corporation (the “Company”), on Form 10-K, as amended, for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), Dr. Larry L. Eastland, Chief Executive Officer and Chief Financial Officer, of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 22, 2023

/s/ Dr. Larry L. Eastland
Dr. Larry L. Eastland
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

[A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.]